Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 1

  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results

Quarterly revenue of $68.0 million, up 8.5% year over year
Quarterly gross margin of 63.2%, up from 58.4% year over year
1,896 active clients at June 30, 2019, up 17% year over year

LAS VEGAS, August 8, 2019 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the second quarter ended June 30, 2019.

“During the second quarter, we improved sales bookings 17 percent year-over-year, expanded sales capacity 21 percent year-to-date, and continued to invest in sales productivity and effectiveness,” stated Seth A. Ravin, Rimini Street co-founder, CEO and Chairman of the Board. “We also continued to invest in new enterprise software products and services such as our Application Management Services for SAP, and expanded operations in Eastern Europe, Latin America and Southeast Asia to address growing demand for our services.”

“Revenue in the second quarter exceeded the high end of our guidance range, and gross margin remained above our full year guidance during the quarter. We managed sales and marketing, and general and administrative spend within our quarter guidance range,” stated Tom Sabol, Rimini Street CFO. “We remain committed to the long-term goals of strong free cash flow and achieving sustained GAAP profitability.”

Second Quarter 2019 Financial Highlights

•	Revenue was $68.0 million for the 2019 second quarter, an increase of 8.5% compared to $62.6 million for the same period last year.

•	Annualized Subscription Revenue was approximately $270 million for the 2019 second quarter, an increase of 10% compared to $246 million for the same period last year.

•	Active Clients as of June 30, 2019 were 1,896, an increase of 17% compared to 1,622 Active Clients as of June 30, 2018.

•	Revenue Retention Rate was 91.7% for the trailing 12 months ended June 30, 2019 compared to 93.2% for the comparable period ended June 30, 2018.

•	Gross margin was 63.2% for the 2019 second quarter compared to 58.4% for the same period last year.

•	Operating income was $5.2 million for the 2019 second quarter compared to an operating loss of $6.0 million for the same period last year.

•	Non-GAAP Operating Income was $6.4 million for the 2019 second quarter compared to $4.2 million for the same period last year.

•	Net income was $4.1 million for the 2019 second quarter compared to a net loss of $25.4 million for the same period last year.

•	Non-GAAP Net Income was $5.3 million for the 2019 second quarter compared to a Non-GAAP Net Loss of $7.8 million for the same period last year.

•	Adjusted EBITDA for the 2019 second quarter was $6.5 million compared to $3.8 million for the same period last year.

•
Basic and diluted earnings per share attributable to common stockholders was a net loss per share of $0.03 per share for the 2019 second quarter compared to a net loss per share of $0.43 per share for the same period last year.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 2

Second Quarter 2019 Company Highlights

•	Announced that BrandSafway, who has been using Rimini Street Support for Oracle products since 2014, expanded their services to include Rimini Street Application Management Services for Salesforce.

•	Expanded investment and operations in key regions around the world including:

◦	Eastern Europe, launching sales in Poland and further building on its presence in Russia;

◦	Latin America, launching a new subsidiary and opening a new office in Mexico;

◦	Southeast Asia, launching a new subsidiary in Singapore, the appointment of Andrew Seow as regional general manager of Southeast Asia and Greater China, and opening of a new office in Singapore.

•	Closed over 8,000 support cases, and scored an overall average of 4.8 in client satisfaction (where 5.0 is excellent).

•	Delivered more than 7,000 tax, legal and regulatory updates to clients globally for PeopleSoft, JD Edwards, SAP and Oracle E-Business Suite products.

•	Announced Rimini Street’s senior vice president of Global Client Onboarding, Nancy Lyskawa, won a gold Stevie award for Female Executive of the Year.

•
Presented at 28 CIO, CFO and IT procurement leader events including Gartner Symposium in Toronto Canada, Landmark Ventures CIO Summit in New York, CFO.org in Atlanta and Dallas, and Gartner’s IT Infrastructure, Operations & Cloud Strategies Conference in Mexico City.

2019 Revenue Guidance
The Company is currently providing third quarter 2019 revenue guidance to be in the range of $69 million to $70 million and raising the low end of the full year 2019 revenue guidance from $265 million to $270 million, while maintaining the high end of the range at $280 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the second quarter 2019 results at 5:00 p.m. Eastern / 2:00 p.m. Pacific time on August 8, 2019. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial-in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 6675226. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. Nearly 1,900 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries rely on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial,

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 3

economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation (including our pending appeal of the permanent injunction) or in the government inquiry or any new litigation; the final amount and timing of any refunds from Oracle related to our litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services, Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on August 8, 2019, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2019 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$49,847	$24,771
Restricted cash	436	435
Accounts receivable, net of allowance of $503 and $489, respectively	71,423	80,599
Prepaid expenses and other	11,470	7,099
Total current assets	133,176	112,904
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $9,525 and $8,543, respectively	3,793	3,634
Deposits and other	1,769	1,438
Deferred income taxes, net	987	909
Total assets	$139,725	$118,885
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$—	$2,372
Accounts payable	3,509	12,851
Accrued compensation, benefits and commissions	21,860	22,503
Other accrued liabilities	21,700	20,424
Deferred revenue	190,914	180,358
Total current liabilities	237,983	238,508
Long-term liabilities:
Deferred revenue	28,637	28,898
Accrued PIK dividends payable	1,115	1,056
Other long-term liabilities	2,181	2,011
Total liabilities	269,916	270,473
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding 153 shares and 141 as of June 30, 2019 and December 31, 2018, respectively. Liquidation preference of $152,967, net of discount for $26,955 and $140,846, net of discount for $26,848, as of June 30, 2019 and December 31, 2018, respectively	126,012	113,998
Stockholders’ deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 66,387 and 64,193 shares as of June 30, 2019 and December 31, 2018, respectively	7	6
Additional paid-in capital	101,887	108,347
Accumulated other comprehensive loss	(1,636)	(1,567)
Accumulated deficit	(356,461)	(372,372)
Total stockholders' deficit	(256,203)	(265,586)
Total liabilities, redeemable preferred stock and stockholders' deficit	$139,725	$118,885

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$67,956	$62,649	$134,216	$122,454
Cost of revenue	25,034	26,084	48,871	49,625
Gross profit	42,922	36,565	85,345	72,829
Operating expenses:
Sales and marketing	26,345	23,097	49,721	43,304
General and administrative	11,266	10,324	23,690	21,129
Litigation costs and related recoveries:
Professional fees and other defense costs of litigation	444	9,113	2,485	18,012
Litigation appeal refunds	—	—	(12,775)	(21,285)
Insurance costs and recoveries, net	(300)	—	4,339	(7,583)
Litigation costs and related recoveries, net	144	9,113	(5,951)	(10,856)
Total operating expenses	37,755	42,534	67,460	53,577
Operating income (loss)	5,167	(5,969)	17,885	19,252
Non-operating expenses:
Interest expense	(116)	(9,323)	(348)	(22,732)
Other debt financing expenses	—	(1,339)	—	(9,956)
Loss from change in fair value of embedded derivatives	—	(6,700)	—	(6,200)
Other expense, net	(343)	(1,568)	(300)	(1,240)
Income (loss) before income taxes	4,708	(24,899)	17,237	(20,876)
Income tax expense	(621)	(547)	(1,326)	(1,063)
Net income (loss)	$4,087	$(25,446)	$15,911	$(21,939)

Net income (loss) attributable to common stockholders	$(2,233)	$(25,446)	$2,906	$(21,939)

Net earnings (loss) per share attributable to common stockholders:
Basic	$(0.03)	$(0.43)	$0.04	$(0.37)
Diluted	$(0.03)	$(0.43)	$0.04	$(0.37)
Weighted average number of shares of Common Stock outstanding:
Basic	65,535	59,800	65,080	59,534
Diluted	65,535	59,800	69,202	59,534

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Non-GAAP operating income reconciliation:
Operating income (loss)	$5,167	$(5,969)	$17,885	$19,252
Non-GAAP adjustments:
Litigation costs and recoveries, net	144	9,113	(5,951)	(10,856)
Stock-based compensation expense	1,052	1,098	2,208	1,965
Non-GAAP operating income	$6,363	$4,242	$14,142	$10,361
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$4,087	$(25,446)	$15,911	$(21,939)
Non-GAAP adjustments:
Litigation costs and recoveries, net	144	9,113	(5,951)	(10,856)
Write-off of deferred debt financing costs	—	704	—	704
Post-judgment interest in litigation awards	—	—	(212)	(199)
Stock-based compensation expense	1,052	1,098	2,208	1,965
Loss from change in fair value of embedded derivatives	—	6,700	—	6,200
Non-GAAP net income (loss)	$5,283	$(7,831)	$11,956	$(24,125)
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$4,087	$(25,446)	$15,911	$(21,939)
Non-GAAP adjustments:
Interest expense	116	9,323	348	22,732
Income tax expense	621	547	1,326	1,063
Depreciation and amortization expense	474	466	966	950
EBITDA	5,298	(15,110)	18,551	2,806
Non-GAAP adjustments:
Litigation costs and recoveries, net	144	9,113	(5,951)	(10,856)
Write-off of deferred debt financing costs	—	704	—	704
Post-judgment interest in litigation awards	—	—	(212)	(199)
Stock-based compensation expense	1,052	1,098	2,208	1,965
Loss from change in fair value of embedded derivatives	—	6,700	—	6,200
Other debt financing expenses	—	1,339	—	9,956
Adjusted EBITDA	$6,494	$3,844	$14,596	$10,576

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs and recoveries, net, and stock-based compensation expense. The exclusions are discussed in further detail below.

Non-GAAP Net Income (Loss) is net income (loss) adjusted to exclude: litigation costs and recoveries, net, write-off of deferred debt financing costs, post-judgment interest in litigation awards, stock-based compensation expense, and loss from change in fair value of embedded derivatives. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Rimini Street Announces Fiscal Second Quarter 2019 Financial Results	page 8

Write-off of Deferred Debt Financing Costs: Costs related to potential debt financing transactions are capitalized until we determine if the transactions will result in a new debt agreement. When we determine that these efforts are unsuccessful, the costs are written-off and classified as other non-operating expenses. Since these amounts are associated with our debt financing structure, we exclude them since they do not relate to our day-to-day operations or our core business of serving our clients.

Post-judgment interest in litigation awards: Post-judgment interest resulted from our appeals of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients.

Loss from Change in Fair Value of Embedded Derivatives: Our former credit facility included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. We have determined to exclude the gains and losses on embedded derivatives related to the change in fair value of these instruments given the financial nature of this fair value requirement. We were not able to manage these amounts as part of our business operations, nor were the costs core to servicing our clients, so we have excluded them.

Other Debt Financing Expenses: Other debt financing expenses included non-cash write-offs (including write-offs due to payoff), accretion, amortization of debt discounts and issuance costs, and collateral monitoring and other fees payable in cash related to our former credit facility. Since these amounts related to our debt financing structure, we have excluded them since they do not relate to the day-to-day operations or our core business of serving our clients.

EBITDA is net income (loss) adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and recoveries, net, write-off of deferred debt financing costs, post-judgment interest in litigation awards, stock-based compensation expense, loss from change in fair value of embedded derivatives, and other debt financing expenses, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 203 347-4446
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com